U.S. SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K/A

                         CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): March 9, 2009

                    SPRING CREEK CAPITAL CORP.
        (Exact name of registrant as specified in charter)

   Nevada                   333-135213                 98-0496750
(State or other	(Commission File          (I.R.S. Employer
of jurisdiction	    Number)              Identification No.)
incorporation)

   409 Brevard Avenue, Suite 7, Cocoa, FL 	          32923
   (Address of principal executive office)           (Zip Code)

Registrant's telephone number, including area code:	(321)433-1136



  Former Name or Former Address, if Changed Since Last Report


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))














SECTION  4  Matters Related to Accountants and Financial Statements

Item 4.01   Changes in Registrant?s Certifying Accountant.

(a). Dismissal of Independent Accountant. By letter dated March 9, 2009, the Registrant advised its former certifying accountants, Moore & Associates, Chartered of Las Vegas, Nevada that it would not renew the firm?s engagement as the Registrant?s certifying accountant for the fiscal year ended December 31, 2008 and thereafter, and that Registrant has retained a new independent certifying accountant. By letter dated March 16, 2009, the Registrant provided the former accountant with a copy of this amended Form 8-K/A.

In accordance with Item 304(a)(1) of Regulation S-K of the SEC, the Company is providing the following information:

1.	The former accountant, Moore & Associates, Chartered, was notified that it would be dismissed as the Company?s certifying accountants by letter dated March 9, 2009.

2.	The former principal accountant? reports on the financial
Statements of the Company for the last two fiscal years ending December 31, 2007 and 2006 did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles. The former auditors expressed uncertainty in their audit reports for the years ended December 31, 2006 and 2007 regarding our ability to continue as a going concern due to our continued losses and lack of capital.

3.	The decision to change accountants was recommended and approved by the Board of Directors of the Company.

4.	During our two most recent fiscal years ending December 31, 2007 and 2008, and the interim period through March 9, 2009, the date of termination, there were no disagreements with the former accountants, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report, as required by Item 304(a)(1)(v) of Regulation SK.

5.	There were no events as described in Item 304(a)(1)(v) of
Regulation SK that occurred within the two fiscal years of the Registrant ending December 31, 2007 and 2006 or any subsequent interim period.

(b). Engagement of New Independent Accountant. On March 6, 2009, the Registrant engaged Berman, Hopkins, Wright & LaHam, CPAs and Associates, LLP, of Winter Park and Viera, Florida, (Berman Hopkins) as its certifying accountants to review its interim financial statements for the fiscal year ending December 31, 2009 and to audit its financial statements for the fiscal years ended December 31, 2008 and 2009. Berman, Hopkins, is a registered accounting firm with the Public Company Accounting Oversight Board.

The Registrant has not consulted Berman, Hopkins, Wright & LaHam regarding:

1.	 The application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant?s financial statements, and no written or oral advice was provided that was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing or financial reporting issue; or

2.	 Any matter that was the subject of a disagreement (as described in
Item 304(a)(i)(iv) of Regulation SK or a reportable event (as described in Item 304(a)(1)(v) of regulation SK.

Although no items of disagreement as defined in paragraph (a)(1)(iv) of
Item 3.04 of Regulation S-B exist or have been raised by the former accountants, the Registrant has provided a copy of this report and the disclosures it is making in response to Item 3.04(a) to the former accountants and requested the former accountants to furnish a letter addressed to the Commission within ten business days stating whether it agrees with the statements made in this report by Registrant, and, if not, stating the respects in which it does not agree.

The Registrant requested Berman, Hopkins, Wright & LaHam to review the disclosures contained herein prior to the filing of this report, and has provided them with the opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant?s expression of its views, or the respects in which it does agree with the statements made by the Registrant in response to Item 304(a) of Regulation SK set forth above. No such letter has been or will be provided.

Item 9.01  Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereto duly authorized.

Spring Creek Capital Corp.

Date: March 17, 2009


By: /s/ Kelly T. Hickel
   ---------------------
Name: Kelly T. Hickel
Chairman and Chief Executive Officer